Exhibit 32.1
CERTIFICATION
Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002:
     I, Gary M. Rodkin, President and Chief Executive Officer of ConAgra Foods, Inc., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge that ConAgra Foods, Inc.’s Annual Report on Form 10-K for the fiscal year ended May 30, 2010 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and that the information contained in such Annual Report fairly presents, in all material respects, the financial condition and results of operations of ConAgra Foods, Inc. as of the dates and for the periods expressed therein.
July 22, 2010

/s/ GARY M. RODKIN

Gary M. Rodkin
President and Chief Executive Officer
     I, John F. Gehring, Executive Vice President and Chief Financial Officer of ConAgra Foods, Inc., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge that ConAgra Foods, Inc.’s Annual Report on Form 10-K for the fiscal year ended May 30, 2010 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and that the information contained in such Annual Report fairly presents, in all material respects, the financial condition and results of operations of ConAgra Foods, Inc. as of the dates and for the periods expressed therein.
July 22, 2010

/s/ JOHN F. GEHRING

John F. Gehring
Executive Vice President and Chief Financial Officer
A signed original of this written statement required by Section 906 has been provided to ConAgra Foods, Inc. and will be retained by ConAgra Foods, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.